SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.      )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6
    (e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                       NYER MEDICAL GROUP, INC.
             (Name of Registrant as Specified In Its Charter)
                                  N/A
       (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[ ] Fee paid previously with preliminary materials.

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                  NYER MEDICAL GROUP, INC.

                          PROXY STATEMENT

    The enclosed proxy is solicited by Samuel Nyer and Karen L. Wright on behalf of the Board of Directors (the "Board") of Nyer Medical Group, Inc. (the "Company") for use at the annual meeting of shareholders on October 23, 2000 at 9:00 a.m. to be held at the Company's corporate office located at 1292 Hammond Street, Bangor, Maine, 04401. Such solicitation is being made by mail, and the Company may also use its officers to solicit proxies from shareholders either in person or by telephone or letter without extra compensation. The Company will pay all expenses of this solicitation. A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company or in person at the meeting at any time prior to the voting thereof. If a shareholder wishes to give a proxy to someone other than management, he or she may cross out the names appearing on the enclosed proxy form, insert the name of some other person, sign and give the form to that person for use at the meeting.

     Only shareholders of record at the close of business on September 28, 2000 (the "Record Date") are entitled to notice of, and to vote at, the meeting. Each share of common stock outstanding on the record date is entitled to one vote on all proposals. Nyle International Corp. ("Nyle") is the holder of all of the Company's Class A preferred stock which shares are entitled to 2,000,000 votes. Additionally, Mr. Samuel Nyer, the Company's president who also controls Nyle, owns all of the shares of Class B Preferred Stock, which shares are also entitled to 2,000,000 votes. As of the close of business on September 28, 2000, 3,742,189 shares of common stock of the Company were outstanding which means that a total of 7,742,189 votes are eligible to be cast at the meeting. Mr. Nyer controls 63.4% of these votes which means he controls the outcome of all issues presented to the Company's shareholders herein.

     All proposals require a vote of the majority of the shareholders present in person or by proxy except for the election of directors who shall be elected by a plurality of such votes. Proxies which abstain on one or more proposals and "broker non-votes" will be deemed present for quorum purposes for all proposals to be voted on at the meeting. Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. The missing votes are broker non-votes. Client directed abstentions are not broker non-votes. Abstentions and broker non-votes are counted in tabulations of the votes cast on proposals presented to the shareholders. Shareholders whose shares are in street name and do not return a proxy are not counted for any purpose and are neither an abstention nor a broker non-vote. Shareholders who sign, date and return a proxy but do not indicate how their shares are to be voted are giving management full authority to vote their shares as they deem best for the Company.

     This proxy statement and the accompanying proxy are first being mailed to shareholders on or about October 9, 2000.

Voting Securities and Principal Holders Thereof
     The following table sets forth the number of shares of the Company's voting stock beneficially owned as of September 28, 2000 by (i) owners of more than 5% of the Company's voting stock, (ii) each director of the Company, and (iii) all executive officers and directors of the Company as a group:

                                            Amount and
                                            Nature of
                    Name and Address of     Beneficial         Percent of
                    Beneficial Ownership    Ownership 1,2,3    Voting Power

Common Stock,       Samuel Nyer             5,352,000 1,2,3       63.4%
Class A             1292 Hammond Street
Preferred           Bangor, Maine 04401
Stock, and
Class B
Preferred Stock

Common Stock        Nyle International      2,710,000 1           32.1%
and Class A         72 Center Street
Preferred           Brewer, Maine 04412
Stock

Common Stock        William Clifford, Jr.      26,100 4            *
                    1292 Hammond Street
                    Bangor, Maine 04401

Common Stock        Karen L. Wright            19,100 5             *
                    1292 Hammond Street
                    Bangor, Maine 04401

Common Stock        Doyle W. Boatwright         9,600 6             *
                    2029 E. Montebello Ave
                    Phoenix, AZ  85016

Common Stock        David P. Dumouchel         14,000 7             *
                    264 R. Washington St
                    Wellesley, Hill  MA  02181

Common Stock        Stanley Dudrick, M.D.      14,000 8             *
                    c/o Bridgeport Hospital
                    Dept of Surgery
                    267 Grant Street
                    Bridgeport, CT  06610

Common Stock        Donald C. Lewis, Jr.       21,000 9             *
                    c/o Nyle International
                    72 Center Street
                    Brewer, Maine  04412

Common Stock        Kenneth L. Nyer, M.D.      28,000 10            *




All directors and executive officers
of the Company as a group (9 persons)       5,483,800 1,2,3,4,     65.0%
                                                      5,6,7,8,9,10

     *  Less than 1% of class

1 The table includes the Class A and Class B Preferred Stock, each of which has 2,000,000 votes.

2 Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and includes any options which vest within 60 days of the Record Date, i.e., November 27, 2000. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

3 Includes shares owned by Nyle International Corp. ("Nyle") since Mr. Samuel Nyer is chairman of that corporation. Also includes 566,000 shares of Common Stock underlying options granted to Mr. Nyer pursuant to the 1993 Stock Option Plan (the "Plan") and his employment agreement.

4 Includes 26,000 shares of Common Stock underlying vested stock options granted pursuant to the Plan.

5 Includes 19,000 shares of Common Stock underlying vested options granted pursuant to the Plan.

6 Consists of 9,600 shares of Common Stock underlying vested options granted pursuant to the Plan.

7 Consists of 14,000 shares of Common Stock underlying vested options granted pursuant to the Plan.

8 Consists of 14,000 shares of Common Stock underlying vested stock options granted pursuant to the Plan.

9 Consists of 21,000 shares of Common Stock underlying vested stock options granted pursuant to the Plan.

10 Consists of 28,000 shares of Common Stock underlying vested stock options granted pursuant to the Plan.


Board Meetings and Committees

     The Board held one meeting and also took action once by unanimous consent during the fiscal year ended December 31, 1999. The Board has established an executive committee consisting of Messrs. Samuel Nyer, William J. Clifford, Jr. and Donald C. Lewis, Jr. and an audit committee consisting of Dr. Dudrick and Ms. Wright, which met once during fiscal 1999.

                            CURRENT BOARD OF DIRECTORS



                                 Position
Name                    Age      with Company              Since  Term   Ending
Samuel Nyer              75      Chairman of the Board,
                                 President and Secretary    1991  3 years 2002

William J. Clifford, Jr. 50      Vice President of Sales and
                                 Director                   1991  3 years 2002

Karen L. Wright          38      Vice President of Finance,
                                 Assistant Secretary and
                                 Director                   1997  3 years 2002

Doyle W. Boatwright      63      Director                   1996  3 years 2001

David P. Dumouchel       39      Director                   1996  3 years 2001

Stanley Dudrick, M.D.    65      Director                   1997  3 years 2000

Robert M. Goldman, DO    45      Director                   2000  3 years 2003

Donald C. Lewis, Jr.     63      Director                   1993  1 year  2000

Kenneth L. Nyer, M.D.    41      Director                   1991  3 years 2001



Item 1.   Election of Directors

     Two Class C directors are to be elected at the annual meeting. The Company's Articles of Incorporation, as amended, provide for a staggered Board designed to elect approximately one-third of the directors each year. Only Dr. Dudrick and Mr. Lewis are up for re-election this year.

     The nominees for the Board are set forth below. The proxy holders intend to vote all proxies received by them for the nominees for directors listed below unless instructed otherwise. In the event any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below unless instructed otherwise. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

    Directors shall be elected by a plurality of the votes of the shares cast at the annual meeting.


            NOMINEES FOR ELECTION TO BOARD OF DIRECTORS


                      Age            Position with
                                     the Company      Since    New Term
Stanley Dudrick, M.D. 65             Director         1997     3 years
Donald C. Lewis, Jr.  63             Director         1993     1 year

    STANLEY DUDRICK, M.D. has been a director of the Company since March 1997. Since 1999, Dr. Dudrick has been at Bridgeport Hospital, Department of Surgery, located in Bridgeport, Connecticut. From November 1997 to until 1999, Dr. Dudrick was Associate Chair for St. Mary's Hospital, Department of Surgery, located in Waterbury, Connecticut. Since 1982, Dr. Dudrick also has been a Clinical Professor of Surgery at the University of Texas Health Science Center at Houston. Dr. Dudrick is nationally known in the field of enteral nutrition and has received numerous awards and honors, is an editorial consultant and on the board of numerous medical journals including those specializing in nutrition and has published widely on the subject.

   DONALD C. LEWIS, JR. has been a director of the Company since July 1993. Mr. Lewis has been president and a director of Nyle, the Company's principal shareholder, since January 1985.

Other Directors

   SAMUEL NYER has been Chairman of the Board, president and secretary of the Company since December 1991. He served as a director of Genetic Vectors, Inc. ("Vectors") from December 1991 to June 1996. Mr. Nyer also serves on the board of directors of each of the Company's subsidiaries. Since 1985, Mr. Nyer has been Chairman of the Board of Nyle, a manufacturer of drying equipment. Nyle, a publicly-held corporation, is the Company's principal shareholder. Mr. Nyer also has interests in a number of small businesses in the Bangor, Maine area.

     DOYLE W. BOATWRIGHT has been a director of the Company and president of Nyer Nutritional Systems, Inc. ("NNS") since December 1996. The Company owns 80% of NNS and Mr. Boatwright owns the remaining 20%. From September 1995 through December 1996, Mr. Boatwright was president and founder of Boatwright Laboratories, Inc., which owned the enteral nutritional product patents now held by NNS. From 1989 through September 1995, Mr. Boatwright was president and founder of DigniCare, Inc., a company providing enteral, wound care and urological products to Medicare patients.

   WILLIAM J. CLIFFORD, JR. has been vice president of sales and a director of the Company since 1992, and vice president and general manager of ADCO Surgical Supply, Inc. ("ADCO"), Nyle Home Health Supplies, Inc. and ADCO South Medical Supplies, Inc., since 1988, 1990 and 1992, respectively. Mr. Clifford was a director of Vectors from June 1996 through April 30, 1997 and again from January 1998 through February 1998. From 1973 to 1988, Mr. Clifford was general sales manager of ADCO. Mr. Clifford has over 27 years experience in the medical supply industry and possesses substantial experience in medical warehousing, purchasing, sales and sales management.

   DAVID P. DUMOUCHEL has been a director of the Company since August 1996. Mr. Dumouchel has been a director of the Company's 80%-owned subsidiary, D.A.W.,Inc. d/b/a Eaton Apothecary ("Eaton") since August 1996. Additionally, Mr. Dumouchel has been vice-president of Eaton since 1988. Mr. Dumouchel is a registered pharmacist in the State of Massachusetts. Mr. Dumouchel received his Bachelors of Science Degree in Pharmacy from Purdue University in 1983, and his Masters of Business Administration from Amos Tuck School at Dartmouth College in 1986.

     ROBERT M. GOLDMAN, D.O, M.D. has been a director of the Company since September 2000. Dr. Goldman is a physician and surgeon with secondary doctorates in steroid biochemistry and health science. He co-founded and serves as Co-Chairman of the Board of Life Science Holdings, which is a biomedical research company with over 150 medical patents under development in the areas of trauma and emergency medicine, organ transplant and blood preservation technologies. Dr. Goldman has authored numerous books, published over 200 articles, and has appeared on hundreds of national and international media presentations. Dr. Goldman visits an average of 20 countries annually to promote brain research and sports medicine programs. Dr. Goldman has served as Chairman of the American Academy of Anti-Aging Medicine since 1994.

   KENNETH L. NYER, M.D. has been a director of the Company since December 1991. Dr. Nyer is a specialist in internal medicine and has practiced at the North Shore University Hospital, Manhasset, New York since 1987. Dr. Nyer has held a faculty position at Cornell University Medical School since 1987. Dr. Nyer is the son of Mr. Samuel Nyer.

   KAREN L. WRIGHT has been treasurer and vice-president of finance of the Company since December 1991 and January 1997, respectively. She was appointed to the Board in April 1997. From 1985 through 1987, Ms. Wright was ADCO's assistant comptroller and from 1987 through the present time, Ms. Wright has been ADCO's comptroller and treasurer. Ms. Wright received her Bachelors of Science Degree in Accounting from Husson College, Bangor, Maine in 1985.

Executive Compensation

     The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer for the fiscal years ended December 31, 1999, 1998 and 1997 and the one executive officer who received compensation exceeding $100,000 for the fiscal years ended December 1999, 1998, 1997.

                      SUMMARY COMPENSATION TABLE

                               Annual                     Long Term Compensation
                               Compensation                    Awards
 (a)                (b)         (c)              (e)           (g)
Name and Principal
 Position           Year       Salary($)  Other Annual
                                          Compensation($) Securities Underlying
                                                             Options/SARS (#)
Samuel Nyer, Chief Executive
Officer, Nyer Medical
Group,Inc.          1999       $127,308   $4,200 (10)         0/0
                    1998        125,000    4,200 (10)         0/0
                    1997        125,000    4,200 (10)         0/0

Doyle W. Boatwright, President
Nyer Nutritional Systems, Inc.
                    1999       $114,271   $7,320 (10)         0/0
                    1998        121,253    7,320 (10)         5,600(11)/0
                    1999        119,995    7,320 (10)         0/0




10  Consists of automobile and automobile insurance allowance.

11 Consists of shares of common stock underlying options exercisable at $5.00 per share granted in April 1997 pursuant to the Plan of which 12,000 options were granted and 10,000 are vested. In January 2000, 4,400 shares were exercised.

Director Compensation

   The Company has not paid any cash compensation to any person for serving as a director. The Company does not intend to compensate non-employee directors for serving as directors except to reimburse them for expenses incurred in connection with their service as directors and to issue automatic grants of non-qualified stock options pursuant to the Plan as described herein. Directors who are employees receive no cash compensation for serving as directors; however, they are reimbursed for out-of-pocket expenses incurred in connection with their service as directors. The Plan was amended in April 1997 to provide that all directors receive automatic grants of options as described below.

Employment Agreements

     The Company currently employs its officers pursuant to oral agreements. However, Mr. Samuel Nyer, the Company's president and Mr. Dumouchel, officer of, Eaton, a subsidiary of the Company, are employed pursuant to written contracts.

 Mr. Samuel Nyer has a two-year employment agreement at a base annual salary of $140,000 which expires October 25, 2001. Mr. Nyer's employment agreement also granted him 500,000 non-qualified options to purchase the Company's common stock at an exercise price of $6.437 per share. 250,000 options vested on October 25, 1999 while the remaining 250,000 options vest October 25, 2000.
In the event of his death, disability or special termination, prior to October 25, 2000, the remaining 250,000 options vest immediately. Mr. Nyer's employment agreement also provides for use of a car and automobile insurance at an annual cost of approximately $4,200.

 The Company has an oral employment agreement with Mr. William J. Clifford, Jr., vice president of sales and a director, which provides for an annual salary of $71,500 and use of an automobile including all expenses associated with it at an annual cost of $4,500. The Company has an oral employment agreement with its vice president of finance and treasurer, Ms. Karen L. Wright, which provides for an annual salary of $55,000.

     Nyer Nutritional Systems, Inc. ("NNS"), a company 80%-owned by the Company and 20%-owned by Doyle W. Boatwright, entered into a five-year agreement effective December 4, 1996 with Mr. Boatwright. This agreement was terminated in September 1999. Mr. Boatwright received a base annual salary of $120,000. Mr. Boatwright also received reimbursement for his automobile expenses of $7,320 per year.

     The Company is seeking to sell the assets of NNS. Nyer Nutritional is currently inactive.

 Effective August 5, 1996, Eaton, an 80%-owned subsidiary of the Company engaged in the operation of pharmacies, entered into a five-year employment agreement with David Dumouchel at an annual base salary of $78,000 per year. The agreement is automatically renewable at Mr. Dumouchel's sole option for an additional five-year term. The agreement further provides for an annual bonus of at least 2% of Eaton's annual pre-tax income in excess of $450,000 and provides for term life insurance in the aggregate amount of $800,000, of which $300,000 is payable to Mr. Dumouchel's beneficiary. He also receives reimbursement of his automobile insurance premiums and an automobile allowance of $3,600 per year.

Stock Option Plan

     The Company does not have any formal pension, profit sharing or such other similar plans pursuant to which it pays additional cash or non-cash compensation to its employees including the individuals specified above. In July 1993, the Company established the 1993 Stock Option Plan (the "Plan") covering 150,000 shares of common stock which was approved by shareholders at the Company's annual meeting in October 1993. In 1995, the board of directors and the shareholders approved an amendment to the Plan by increasing the number of shares from 150,000 to 275,000 shares. In October 1999, the Company approved an amendment to the plan by increasing the number of shares from 275,000 to 1,000,000. The Plan provides: (a)officers and other employees of the Company and its subsidiaries opportunities to purchase stock in the Company pursuant to options granted thereunder which qualify as incentive stock options ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended and (b) directors, executive officers, employees and consultants of the Company and its subsidiaries opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Options"). The Plan is administered by the option committee which is comprised of Donald C. Lewis, Jr., and Dr. Kenneth L. Nyer, two of the Company's outside directors. Under the Plan, the Board of the Company from time to time may grant options to purchase its common stock to employees including officers. With the effectiveness of the new Securities and Exchange Commission rules governing employee plans, the Plan was amended in April 1997 to provide for all directors, employee and non-employee, to receive automatic grants of non-qualified options vesting semi-annually each June 30th and December 31st over a three year term. After vesting, and upon reelection to the Board, each director will receive a new automatic grant of non-qualified options on the same terms as above. As provided for in the Plan, the exercise price of the options is the closing price of the Company's common stock on the last business day prior to the grant of options. The number of options granted are 12,000 for a three-year board member or 4,000 for a one-year term board member.

   No options or SARs were granted to either of the Company's executive officers named on the Summary Compensation Table. Neither of those executive officers exercised options to purchase the Company's common stock during the last completed fiscal year 1999.

Related Party Transactions

     In August 1996, Mr. Samuel Nyer, the Company's president, exercised 50,000 stock options at the exercise price of approximately $2.31 per share by delivering a recourse promissory note to the Company in the sum of $115,500. The note bears 6-1/4% annual interest payable quarterly and is due in August 2001.

     Mr. William Clifford, an officer and director of the Company, had a receivable for products sold to a company which he owns. Total receivables were $3,877, $5,475 and $18,176 for 1999, 1998 and 1997, respectively. Total sales were $4,475, $15,968 and $83,613 for 1999, 1998 and 1997, respectively.

    Prior to 1991, the Company and Nyle each engaged in inter-company loans. At December 31, 1999, the Company was owed $33,592 by Nyle. Nyle pays the Company principal and interest of 9% per annum on an infrequent basis. The Company is currently subject to a provision of the Florida General Corporation Law which restricts loans to affiliated parties and therefore the Company has not lent any further sums to its affiliates.

Section 16(a) Beneficial Ownership Reporting Compliance

     To the best of the Company's knowledge based solely on a review of Forms 3, 4 and 5 and amendments thereto, all Forms 3 and 5 have been filed as required in calendar 1999 with the Securities and Exchange Commission.

Item 2.  Appointment of Auditors

     Sweeney, Gates & Company, independent public accountants, are the Company's new independent auditors and has been selected by the Board to act as auditors for the fiscal year ended December 31, 2000 subject to shareholder approval. Unless directed to vote no, proxies being solicited will be voted in favor of the ratification of Sweeny, Gates & Company.

     Ratification of the appointment of Sweeny, Gates & Company as the Company's independent auditors for fiscal 2000 will require the affirmative vote of at least a majority of the votes represented in person or by proxy at the annual meeting.

Proxies solicited by management will be voted for the proposal unless instructed otherwise.

Item 3.  Other Matters

     The Board has no knowledge of any other matters which may come before the meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

     If you do not plan to attend the meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the meeting, at your request, the Company will cancel the proxy.

Shareholders' Proposals

     Any shareholder of the Company, who wishes to present a proposal to be considered at the 2001 annual meeting of the shareholders of the Company and who wishes to have such proposal presented in the Company's proxy statement for such meeting, must deliver such proposal in writing to the Company no later than December 31, 2000.

     The Company will furnish, without charge to any shareholder submitting a written request a copy of the Company's annual report on Form 10-KSB as filed with the Securities and Exchange Commission including financial statements and schedules thereto. Such written request should be directed to Karen L. Wright, P.O. Box 1328, Bangor, Maine, 04402-1328.

                                    By the Order of the Board of Directors
                                       Samuel Nyer, Secretary


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          OF NYER MEDICAL GROUP, INC.





To All Shareholders:


The annual meeting of the shareholders of Nyer Medical Group, Inc. (the "Company") will be held at 1292 Hammond Street, Bangor, Maine, 04401 on October 23, 2000, at 9:00 a.m. for the following purposes:


(1)  To elect two persons to serve on the board of directors.

(2) To ratify the appointment of Sweeney, Gates, & Company, as independent auditors for the fiscal year ending December 31, 2000.

(3) For the transaction of other lawful business that may properly come before the meeting.


The board of directors has fixed the close of business on September 28, 2000, as the record date for a determination of shareholders entitled to notice of, and to vote at, this meeting or any adjournment thereof.

If you do not plan on attending the meeting, please vote, date, sign and mail the enclosed proxy promptly to Ms. Karen L. Wright, Nyer Medical Group, Inc., P.O. Box 1328, Bangor, Maine, 04402.



Dated: October 9, 2000                 By Order of the Board of Directors

                                       By: Samuel Nyer, Secretary






                   PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                              NYER MEDICAL GROUP, INC.
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 ON OCTOBER 23, 2000

     The undersigned hereby appoints Samuel Nyer and Karen L. Wright as my proxy with power of substitution for and in the name of the undersigned to vote all shares of common stock of Nyer Medical Group, Inc. (the "Company") which the undersigned would be entitled to vote at the annual meeting of shareholders of the Company to be held at the Company's corporate office located at 1292 Hammond Street, Bangor, Maine, 04401 on October 23, 2000 at 9:00 a.m., and at any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth below:

Each share of common stock outstanding on the record of September 28, 2000, is entitled to one vote on all proposals.

(a) I hereby elect the following individuals to serve on the board of directors of the Company for a three-year term until the Company's annual meeting for 2003:

             Name                      Yes            No

         Stanley Dudrick, M.D.      ____           ___

(b) I hereby elect the following individual to serve on the board of directors of the Company for a one-year term until the Company's annual meeting for 2001.

         Donald C. Lewis, Jr.       ____           ___

(c) I hereby ratify the appointment of Sweeney, Gates & Company as independent auditors for the fiscal year ended December 31, 2000.

            Yes ____        No ___     Abstain ____

(d) I hereby authorize the transaction of any other lawful business that may properly come before the annual meeting of shareholders.

            Yes ____        No ___     Abstain ____

        (Shares cannot be voted unless this proxy is signed and returned, or specific arrangements are made to have the shares represented at the meeting).

If no direction is indicated, this Proxy will be voted as recommended by the board of directors for all proposals.

        Dated: ______________________, 2000.  ________________________
                                              Signature of Shareholder

     ______________________                ________________________
     Number of Shares Owned                Typed or Printed Name of Shareholder